EXHIBIT 99.1
FOR IMMEDIATE RELEASE
Editor’s Contact:
Frank Berry
QLogic Corporation
Phone: (949) 389-6499
frank.berry@qlogic.com
Investor’s Contact:
Tony Massetti
QLogic Corporation
Phone: (949) 389-7533
tony.massetti@qlogic.com
QLOGIC TO ACQUIRE PATHSCALE, INC.
QLogic Portfolio to be Expanded with InfiniBand
Technology for the Emerging System Area Network Fabric Market
Aliso Viejo, Calif., February 15, 2006 — QLogic Corporation (Nasdaq:QLGC), the leader in Fibre Channel host bus adapters (HBAs), stackable switches and blade server switches, today announced that it has entered into a definitive agreement to acquire PathScale, Inc. Pursuant to the terms of the agreement, the Company will pay approximately $109 million in cash and assume the outstanding unvested stock options of PathScale. The acquisition is expected to close in early April following the satisfaction of customary closing conditions.
“PathScale’s InfiniBand technology allows users to deploy large clusters of inexpensive rackmount and blade servers running Linux for high performance applications,” said H.K. Desai, the Company’s chief executive officer and president. “This acquisition demonstrates our commitment to entering new, high-growth markets that enhance our ability to achieve accelerated growth.”
Based on InfiniBand technology, PathScale designs and develops System Area Network fabric interconnects targeted at high-performance clustered system environments. Since InfiniBand became a standard in 2001, there has been a growing base of server OEMs who support InfiniBand as the System Area Network fabric interconnect of the future. PathScale’s InfiniPathTM InfiniBand Host Channel Adapter and OpenIB software provide the highest performance based on well-known metrics that measure latency and bandwidth.
“The synergy created by PathScale’s industry leading technology and QLogic’s strong market presence and operational excellence will assist us greatly in achieving InfiniBand market leadership,” said Scott

Metcalf, chief executive officer and president of PathScale. “We are pleased to be part of the QLogic team and look forward to playing an integral part in QLogic’s ongoing success.”
A conference call to discuss the acquisition of PathScale is scheduled for today at 3:00 p.m. Pacific Time (6:00 p.m. Eastern Time). H.K. Desai, chief executive officer and president, and Tony Massetti, senior vice president and chief financial officer, will host the conference call. The call is being webcast live via the Internet at www.qlogic.com. Phone access to participate in the conference call is available at (719) 457-2654, pass code: 2575422.
A replay of the conference call will be available via webcast for 12 months on the Company’s website at www.qlogic.com. An audio replay of the conference call will also be available through March 1, 2006 by calling (719) 457-0820, pass code: 2575422.
About QLogic
QLogic is the leading supplier of Fibre Channel host bus adapters (HBAs), blade server embedded Fibre Channel switches and Fibre Channel stackable switches for storage area networks. The Company is also a leading supplier of iSCSI HBAs. QLogic products are delivered to small, medium and large enterprises around the world, powering solutions from leading companies like Cisco, Dell, EMC, HP, IBM, NEC, Network Appliance and Sun Microsystems. QLogic is a member of the S&P 500 Index. For more information visit www.qlogic.com.
Note: All QLogic-issued press releases appear on the Company’s website (www.qlogic.com). Any announcement that does not appear on the QLogic website has not been issued by QLogic.
About PathScale
PathScale, Inc. develops technologies that enable breakthroughs in high performance computing, science and engineering. The PathScale InfiniPath InfiniBand Adapter and EKOPath Compiler Suite drive Linux® clusters to performance levels that can exceed the world’s most powerful supercomputers. Today, PathScale technologies are the choice of leading scientific and engineering organizations to more effectively solve complex computational challenges, from aerospace and automotive design simulations to weather modeling and drug discovery. PathScale is headquartered in Mountain View, Calif. For more information, visit www.pathscale.com.
Disclaimer — Forward Looking Statements
This press release contains statements relating to future results of the Company (including certain beliefs and projections regarding business trends) that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied in the forward-looking statements. The Company advises readers that these potential risks and uncertainties include, but are not limited to: potential fluctuations in operating results; gross margins that may vary over time; revenues may be affected by changes in IT spending levels; the stock price of the Company may be volatile; the Company’s dependence on the storage area network market; the ability to maintain and gain market or industry acceptance of the Company’s products; the Company’s dependence on a limited number of customers; seasonal fluctuations and uneven sales patterns in orders from customers; the Company’s ability to compete effectively with other companies; declining average unit sales prices of comparable products; a reduction in sales efforts by current distributors; reliance on third party licenses; dependence on sole source and limited source suppliers; the Company’s dependence on relationships with certain silicon chip suppliers; the complexity of the Company’s products; sales fluctuations arising from customer transitions to new products; the uncertainty associated with SOX 404 compliance; environmental compliance costs; terrorist activities and resulting military actions; international, economic, regulatory, political and other risks; uncertain benefits from strategic business combinations; the ability to maintain or expand upon strategic alliances; the strain on resources caused by growth and expansion; the ability to attract and retain key personnel; the decreased effectiveness of equity compensation; difficulties in transitioning to smaller geometry process technologies; the ability to protect proprietary rights; the ability to satisfactorily resolve any infringement claims; changes in tax laws or adverse tax audit results; computer viruses and other tampering with the Company’s computer systems; charter documents and stockholder rights plan that may discourage a business combination; and facilities of the Company and its suppliers and customers are located in areas subject to natural disasters.
More detailed information on these and additional factors which could affect the Company’s operating and financial results are described in the Company’s Forms 10-K, 10-Q and other reports filed, or to be filed, with the Securities and Exchange Commission. The Company urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the Company faces. The forward-looking statements contained in this press release are made only as of the date hereof, and the Company undertakes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.
QLogic and the QLogic logo are registered trademarks of QLogic Corporation. Other trademarks and registered trademarks are the property of the companies with which they are associated.